Exhibit 10.1

OFFICE LEASE AGREEMENT

BETWEEN

TDC CLAY, L.P., AS LANDLORD

AND

TESCO CORPORATION, AS TENANT

Westway Plaza
11330 CLAY ROAD, HOUSTON, TEXAS

EXHIBIT A - OUTLINE AND LOCATION OF PREMISES
EXHIBIT A-1 - LEGAL DESCRIPTION OF LAND
EXHIBIT B - RULES AND REGULATIONS
EXHIBIT C - PAYMENT OF BASIC COSTS
EXHIBIT D - WORK LETTER
EXHIBIT E - ADDITIONAL PROVISIONS
EXHIBIT F - COMMENCEMENT LETTER
EXHIBIT G - FORM OF SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

OFFICE LEASE AGREEMENT
This Office Lease Agreement (the "Lease") is made and entered into as of the ____ day of July, 2014, between TDC CLAY, L.P., a Delaware limited partnership ("Landlord"), and TESCO CORPORATION, a Canadian corporation ("Tenant").
W I T N E S S E T H:
1.Definitions
The following are definitions of some of the defined terms used in this Lease. The definition of other defined terms are found throughout this Lease.
A."Building" shall mean the office building to be located at 11330 Clay Road, Houston, Texas 77041, and to be known as Westway Plaza.
B."Base Rent": Base Rent shall be paid according to the following schedule, subject to the provisions of Section 4 hereof. As used herein, "Lease Month" shall mean a period of time commencing on the same numeric day as the Commencement Date and ending on (but not including) the day in the next calendar month that is the same numeric date as the Commencement Date; provided, however, that the fourth (4th) Lease Month shall be extended by an additional fourteen (14) days, and if the fifth (5th) Lease Month does not commence on the first day of a calendar month, then the fifth (5th) Lease Month shall be extended to end on the last day of the first (1st) full calendar month following the expiration of the fourth (4th) Lease Month, Tenant shall pay Base Rent during the resulting partial calendar month (i.e. after the expiration of the fourth (4th) Lease Month) at the same rate payable for the fifth (5th) Lease Month (prorated based on the number of days in such partial calendar month), and the succeeding Lease Months shall commence on the first day of each calendar month thereafter.

Period	Annual Rate per Rentable Square Foot	Annual Base Rent	Monthly Installments of Base Rent
Lease Months 1 - 4	$0.00	$0.00	$0.00
Lease Months 5 - 16	$23.25	$616,357.56	$51,363.13
Lease Months 17 - 28	$23.72	$628,817.16	$52,401.43
Lease Months 29 - 40	$24.19	$641,276.88	$53,439.74
Lease Months 41 - 52	$24.67	$654,001.68	$54,500.14
Lease Months 53 - 64	$25.17	$667,256.76	$55,604.73

Period	Annual Rate per Rentable Square Foot	Annual Base Rent	Monthly Installments of Base Rent
Lease Months 65 - 76	$25.67	$680,511.72	$56,709.31
Lease Months 77 - 88	$26.18	$694,031.76	$57,835.98
Lease Months 89 - 100	$26.71	$708,082.08	$59,006.84
Lease Months 101 - 112	$27.24	$722,132.40	$60,177.70
Lease Months 113 - 124	$27.79	$736,712.88	$61,392.74

The Base Rent due for the fifth (5th) Lease Month of the Lease Term (hereinafter defined) and the Additional Rent due for the fifth (5th) Lease Month shall be paid by Tenant to Landlord contemporaneously with Tenant's execution hereof.
C."Additional Rent" shall mean Tenant's Pro Rata Share of Basic Costs (hereinafter defined), Tenant's Pro Rata Share of Taxes (hereinafter defined), and any other sums (exclusive of Base Rent) that are required to be paid to Landlord by Tenant hereunder, which sums are deemed to be Additional Rent under this Lease.
D."Basic Costs" is defined in Exhibit C attached hereto.
E."Taxes" is defined in Exhibit C attached hereto.
F."Security Deposit" shall mean the sum of $61,392.74. The Security Deposit shall be paid by Tenant to Landlord contemporaneously with Tenant's execution hereof.
G."Lease Term" shall mean a period of approximately 124 months commencing on the date upon which Landlord's Work in the Premises has been substantially completed, as such date is determined pursuant to the Work Letter attached hereto as Exhibit D (the "Commencement Date"). "Expiration Date" shall mean the last day of the Lease Term. Upon the determination of the actual Commencement Date and the actual Expiration Date, Landlord and Tenant shall each execute and deliver a Commencement Letter in the form of Exhibit F attached hereto (the "Commencement Letter") setting forth the Commencement Date and the Expiration Date.
H."Premises" shall mean the office space located on the third (3rd) floor of the Building and outlined on Exhibit A to this Lease. If the Premises include one or more floors in their entirety, all corridors and restroom facilities located on such full floor(s) shall be considered part of the Premises.

I."Rentable Area in the Premises" is estimated to be 26,510 square feet. Notwithstanding the foregoing, Landlord and Tenant acknowledge that the space planning for the Premises has not been finalized as of the date of this Lease, and that the rentable area of the Premises set forth above is an estimate and will be determined upon preparation of the final space plans for the Premises. Upon approval of the Tenant's Plans and Specifications (defined in Exhibit D) Landlord’s architect will determine the rentable area of the Premises and if the same is not 26,510 rentable square feet, then Landlord and Tenant shall enter into an amendment to this Lease to reflect the actual rentable area of the Premises, together with the corresponding adjustments in Base Rent, Tenant's Pro Rata Share and other applicable terms of this Lease based on the rentable area of the Premises; provided that in no event shall the rentable area of the Premises be less than 26,510 rentable square feet. For the purposes of determining the square footage of the Premises and the Building, the usable and the rentable areas will be determined in accordance with the ANSI/BOMA definition American National Standard Z65.1-2010 (Method A). Within thirty (30) days after the Commencement Date, Landlord’s architect shall field verify the actual rentable areas of the Building and the Premises based upon the BOMA Standard, and shall deliver a certification to Landlord and Tenant setting forth the field verified calculations.
J."Rentable Area in the Building" shall mean 312,000 square feet.
K."Tenant's Pro Rata Share" shall mean 8.5%.
L."Permitted Use" shall mean general office use and no other use or purpose.
M."Guarantor(s)" shall mean any party that agrees in writing to guarantee Tenant's obligations under the Lease. As of the date of this Lease there are no Guarantors.
N."Broker" shall mean, collectively, Transwestern, representing Landlord, and Avison Young, representing Tenant.
O."Business Day(s)" shall mean Mondays through Fridays exclusive of the normal business Holidays. For purposes hereof, "Holidays" shall mean New Year's Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Friday following Thanksgiving Day, Christmas Day; provided that in the event any of the foregoing occur on a Saturday or a Sunday, then the term Holiday shall include any weekday that is the weekday commonly recognized by businesses to close for such Holiday.
P."Common Areas" shall mean those areas located within the Building or on the Property designated by Landlord, from time to time, for the common use or benefit of tenants generally and/or the public.
Q."Default Rate" shall mean the lower of (i) eighteen percent (18%) per annum, or (ii) the highest rate of interest from time-to-time permitted under applicable federal and state law.

R."Normal Business Hours" for the Building shall mean 7:00 a.m. to 6:00 p.m. Mondays through Fridays, and 8:00 a.m. to 1:00 p.m. on Saturdays, exclusive of holidays.
S."Property" shall mean the Building and the parcel(s) of land on which it is located, which land is described in Exhibit A-1 attached hereto, other improvements located on such land, adjacent parcels of land that Landlord operates jointly with the Building, and other buildings and improvements located on such adjacent parcels of land.
T."Notice Addresses" shall mean the following addresses for Tenant and Landlord, respectively:
Tenant:

Prior to Commencement Date:

Tesco Corporation
3993 W. Sam Houston Parkway N., Suite 100
Houston, Texas 77043
Attn: General Counsel

From and after Commencement Date:

Tesco Corporation
Westway Plaza
11330 Clay Road, Suite 350
Houston, Texas 77041
Attn: General Counsel

Landlord:
TDC Clay, L.P.
c/o Transwestern
1900 West Loop South, Suite 1300
Houston Texas, 77027
Attn: Property Manager
Payments of Rent only shall be made as follows:
TDC Clay, L.P.
c/o Transwestern
1900 West Loop South, Suite 1300
Houston Texas, 77027
Attn: Property Manager
or such other name and address as Landlord shall, from time to time, designate.

2.Lease Grant/Possession
.
A.Subject to and upon the terms herein set forth, Landlord leases to Tenant and Tenant leases from Landlord the Premises on an "as is" basis (except as otherwise expressly set forth herein), together with the right, in common with others, to use the Common Areas. By taking possession of the Premises, Tenant is deemed to have accepted the Premises and agreed that the Premises is in good order and satisfactory condition, with no representation or warranty by Landlord as to the condition of the Premises or the Building or suitability thereof for Tenant's use. Notwithstanding the above, taking of possession of the Premises by Tenant shall not be deemed an acceptance by Tenant of any latent defects in the Premises of which Tenant notifies Landlord in writing within thirty (30) days after occupancy, which latent defects Landlord agrees to correct within a reasonable time after notification thereof. Further, taking of possession of the Premises by Tenant shall not relieve Landlord of its obligations with respect to punch-list items, which shall be governed by Section 4 of Exhibit D attached hereto. NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, ARE MADE REGARDING THE CONDITION OR SUITABILITY OF THE PREMISES ON THE COMMENCEMENT DATE AND TENANT HAS NOT RELIED ON ANY SUCH REPRESENTATIONS OR WARRANTIES. FURTHER, TO THE EXTENT PERMITTED BY LAW, TENANT WAIVES ANY IMPLIED WARRANTY OF SUITABILITY, HABITABILITY, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE PREMISES OR OTHER IMPLIED WARRANTIES THAT LANDLORD WILL MAINTAIN OR REPAIR THE PREMISES OR ITS APPURTENANCES EXCEPT AS MAY BE CLEARLY AND EXPRESSLY PROVIDED IN THIS LEASE.
B.Provided that such possession does not interfere with the construction of the Initial Tenant Improvements or the Building Shell Work, and subject to compliance with applicable laws and building codes governing Tenant's right to occupy or perform work in the Premises, Tenant may take possession of the Premises approximately four (4) weeks prior to the Commencement Date for the sole purpose of performing any improvements therein or installing furniture, equipment or other personal property of Tenant. Such possession shall be subject to all of the terms and conditions of the Lease, except that Tenant shall not be required to pay Rent with respect to the period of time prior to the Commencement Date during which Tenant performs such work. Tenant shall, however, be liable for the reasonable cost of any above-Building standard services (e.g., after hours HVAC) that are provided to Tenant during the period of Tenant's possession prior to the Commencement Date.

3.Use.

A.The Premises shall be used for the Permitted Use and for no other purpose. Tenant agrees not to use or permit the use of the Premises for any purpose which is illegal or dangerous, which creates a nuisance or which would increase the cost of insurance coverage with respect to the Building. Tenant will conduct its business and control its agents, servants, employees, customers, licensees, and invitees in such a manner as not to interfere with or disturb other tenants or Landlord in the management of the Property. Tenant will maintain the Premises in a clean and healthful condition, and comply with all laws, ordinances, orders, rules and regulations of any governmental entity with reference to the use, condition, configuration or occupancy of the Premises. Tenant shall not, and shall not allow its employees, agents, contractors or invitees, to bring into the Building or the Premises any dangerous or hazardous materials, except for customary office and cleaning supplies, provided Tenant uses, stores and disposes of the same in compliance with all applicable law. Tenant, at its expense, will comply with the rules and regulations of the Building attached hereto as Exhibit B and such other rules and regulations adopted and altered by Landlord from time-to-time and will cause all of its agents, employees, invitees and visitors to do so. All such changes to rules and regulations will be reasonable and shall be sent by Landlord to Tenant in writing. In the event of a conflict between the rules and regulations and the terms of this Lease, the terms of this Lease shall control. Landlord shall not knowingly enforce the rules and regulations against Tenant in a discriminatory manner.
B.Tenant represents, warrants, covenants and agrees that, except as otherwise provided herein, Tenant and its employees, agents, contractors and/or invitees (i) will not (a) use, introduce or maintain any hazardous or toxic chemical, material, substance or waste (collectively, "Hazardous Materials") in, on, under or about any portion of the Premises or the Building or (b) conduct any activity or activities in or on the Premises or the Building involving, directly or indirectly, the use, generation, treatment, storage, disposal or release of any Hazardous Materials and (ii) shall not be, nor permit the Premises to be, in violation of any applicable local, state or federal environmental laws, statutes or ordinances (or the rules and regulations promulgated thereunder) ("Environmental Laws"); provided that Tenant may use customary office and cleaning supplies so long as the same are used, stored and disposed of in compliance with, and in quantities not reportable under, all applicable Environmental Laws. Tenant indemnifies Landlord and its lenders and shall hold them harmless from and against any and all loss, cost, damage, liability and expense arising in connection with any breach by Tenant of any of the representations, warranties, covenants and agreements set forth herein. The provisions of this paragraph shall survive the expiration or earlier termination of the Lease.
4.Rent
.
A.Tenant covenants to pay to Landlord during the Lease Term, without any setoff or deduction except as otherwise expressly provided herein, the full amount of all Base Rent and Additional Rent due hereunder and the full amount of all such other sums of money as shall become due under this Lease, all of which hereinafter may be collectively called "Rent." In addition, Tenant shall pay, as Additional Rent, all rent, sales and use taxes or other similar taxes, if any, levied or imposed by any city, state, county or other governmental body having authority, such payments to be in addition to all other payments required to be paid to Landlord by Tenant under this Lease. Such payments shall be paid concurrently with the payments of the Rent on which the tax is based. Base Rent and Additional Rent for each calendar year or portion thereof during the Lease Term, shall be due and payable in advance in monthly installments on the first day of each calendar month during the Lease Term, without demand. If the Lease Term commences on a day other than the first day of a month or terminates on a day other than the last day of a month, then the installments of Base Rent and Additional Rent for such month or months shall be prorated, based on the number of days in such month. All amounts received by Landlord from Tenant hereunder shall be applied first to the earliest accrued and unpaid Rent then outstanding. Tenant's covenant to pay Rent shall be independent of every other covenant set forth in this Lease.
B.To the extent allowed by law, all installments of Rent not paid when due shall bear interest at the Default Rate from the date due until paid, provided, Tenant shall be entitled to a grace period of three (3) Business Days after notice from Landlord with respect to the first two (2) late payments in any calendar year. In addition, if Tenant fails to pay any installment of Base Rent and Additional Rent or any other item of Rent when due and payable hereunder, a "Late Charge" equal to five percent (5%) of such unpaid amount will be due and payable immediately by Tenant to Landlord, provided, Tenant shall be entitled to a grace period of three (3) Business Days after notice from Landlord with respect to the first two (2) late payments in any calendar year.
C.The Basic Costs and Taxes payable hereunder shall be adjusted from time-to-time in accordance with the provisions of Exhibit C attached hereto.
5.Security Deposit.

The Security Deposit shall be held by Landlord without liability for interest and as security for the performance by Tenant of Tenant's covenants and obligations under this Lease, it being expressly understood that the Security Deposit shall not be considered an advance payment of Rent or a measure of Tenant's liability for damages in case of default by Tenant. Landlord shall not be required to keep the Security Deposit separate from its other accounts, shall have no fiduciary responsibilities or trust obligations whatsoever with regard to the Security Deposit. Landlord may, from time-to-time, without prejudice to any other remedy and without waiving such default, use the Security Deposit to the extent necessary to cure or attempt to cure, in whole or in part, any default of Tenant hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord within five (5) Business Days after demand the amount so applied in order to restore the Security Deposit to its original amount. If Tenant is not in default at the termination of this Lease, the balance of the Security Deposit remaining after any such application shall be returned by Landlord to Tenant within sixty (60) days thereafter. If Landlord transfers its interest in the Premises during the term of this Lease, Landlord shall assign the Security Deposit to the transferee and thereafter shall have no further liability for the return of such Security Deposit.

6.Services to be Furnished by Landlord
.
A.Landlord shall furnish the following services: (i) heating and air conditioning during Normal Business Hours to provide a temperature condition required, in Landlord's reasonable judgment, for comfortable occupancy of the Premises under normal business operations; (ii) water for drinking, and, subject to Landlord's approval, water at Tenant's expense for any private restrooms and office kitchen requested by Tenant; (iii) janitorial service in the Premises and Common Areas five (5) days a week (excluding holidays); (iv) electricity to the Premises for general office use, in accordance with and subject to the terms and conditions of Section 10 of this Lease; and (v) passenger elevator service, 24 hours a day, 7 days a week; and freight elevator service on Business Days, upon request of Tenant and subject to scheduling and charges by Landlord.
B.If Tenant requests any other utilities or Building services in addition to those identified in Section 6A, or any of the above utilities or Building services in frequency, scope, quality or quantities substantially greater than the standards set by Landlord for the Building, then Landlord shall use reasonable efforts to attempt to furnish Tenant with such additional utilities or Building services. Landlord may impose a reasonable charge for such additional utilities or Building services, which shall be paid monthly by Tenant as Additional Rent on the same day that the monthly installment of Base Rent is due.
C.Except as otherwise expressly provided herein, the failure by Landlord to any extent to furnish, or the interruption or termination of utilities and Building services identified in Section 6A in whole or in part, resulting from adherence to laws, regulations and administrative orders, wear, use, repairs, improvements, alterations or any causes shall not render Landlord liable in any respect nor be construed as an actual or constructive eviction of Tenant, nor give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement hereof.
D.Notwithstanding anything to the contrary contained in this Section 6, if: (i) Landlord ceases to furnish any service described in Section 6A in the Premises and Common Areas necessary for use of the Premises for a period in excess of five (5) consecutive Business Days after Tenant notifies Landlord of such cessation (the "Interruption Notice"); (ii) such cessation does not arise as a result of an act or omission of Tenant; (iii) such cessation is not caused by a fire or other casualty (in which case Section 16 shall control); (iv) the restoration of such service is reasonably within the control of Landlord; and (v) as a result of such cessation, the Premises or a material portion thereof, is rendered untenantable and Tenant in fact ceases to use the Premises, or material portion thereof, then Tenant, as its sole remedy, shall be entitled to receive an abatement of Base Rent payable hereunder during the period beginning on the sixth (6th) consecutive Business Day of such cessation and ending on the day when the service in question has been restored. In the event the entire Premises has not been rendered untenantable by the cessation in service, the amount of abatement that Tenant is entitled to receive shall be prorated based upon the percentage of the Premises so rendered untenantable and not used by Tenant.

7.Leasehold Improvements; Tenant's Property.

All fixtures, equipment, improvements and appurtenances attached to, or built into, the Premises at the commencement of or during the Lease Term, whether or not by, or at the expense of, Tenant ("Leasehold Improvements"), shall be and remain a part of the Premises; shall be the property of Landlord; and shall not be removed by Tenant except as expressly provided herein. All unattached and moveable partitions, trade fixtures, moveable equipment or furniture located in the Premises and acquired by or for the account of Tenant, without expense to Landlord, which can be removed without structural damage to the Building or Premises, and all personalty brought into the Premises by Tenant ("Tenant's Property") shall be owned and insured by Tenant. Landlord may, nonetheless, upon the expiration or earlier termination of this Lease or Tenant's right to possession of the Premises, require Tenant to remove any Leasehold Improvements (the "Required Removables") at Tenant's sole cost. Upon the termination of the Lease Term or the sooner termination of Tenant's right to possession of the Premises, Tenant shall remove Tenant's Property, all electronic, phone and data cabling exclusively serving the Premises (whether such cabling is located within or outside of the Premises), and all Required Removables. Tenant shall, at its sole cost and expense, repair any damage caused by such removal. If Tenant fails to remove any of the foregoing items or to perform any required repairs and restoration, (i) Landlord, at Tenant's sole cost and expense, may remove the same (and repair any damage occasioned thereby) and dispose thereof or deliver such items to any other place of business of Tenant, or warehouse the same, and Tenant shall pay the cost of such removal, repair, delivery, or warehousing of such items within five (5) Business Days after demand from Landlord and (ii) such failure shall be deemed a holding over by Tenant under Section 23 hereof until such failure is rectified by Tenant or Landlord.
8.Signage.

Tenant shall not install any signage visible from the exterior of the Premises; all signage shall be in the standard graphics for the Building and no others shall be used or permitted without Landlord's prior written consent.
9.Maintenance, Repairs and Alterations.

A.Except to the extent such obligations are imposed upon Landlord hereunder, Tenant shall, at its sole cost and expense, maintain the Premises in good order, condition and repair throughout the entire Lease Term, ordinary wear and tear excepted. Tenant agrees to keep the areas visible from outside the Premises in a neat, clean and attractive condition at all times. Tenant shall, within thirty (30) days after Landlord's written demand therefor, reimburse Landlord for the cost of all repairs, replacements and alterations (collectively, "Repairs") in and to the Premises, Building and Property and the facilities and systems thereof, plus an administration charge of five percent (5%) of such cost, the need for which Repairs arises out of (1) Tenant's use or occupancy of the Premises, (2) the installation, removal, use or operation of Tenant's Property or Required Removables, (3) the moving of Tenant's Property and Required Removables into or out of the Building, (4) any Alterations (hereinafter defined) or other work performed by Landlord pursuant to the Work Letter (subject to any construction allowance), or (5) the act, omission, misuse or negligence of Tenant, its agents, contractors, employees or invitees.
B.Tenant shall not make or allow to be made any alterations, additions or improvements to the Premises (collectively, "Alterations"), without first obtaining the written consent of Landlord. Prior to commencing any Alterations and as a condition to obtaining Landlord's consent, Tenant shall deliver to Landlord plans and specifications acceptable to Landlord; names and addresses of contractors reasonably acceptable to Landlord; copies of contracts; necessary permits and approvals; evidence of contractor's and subcontractor's insurance in accordance with Section 13 hereof; and a payment bond or other security, all in form and amount satisfactory to Landlord. Tenant shall be responsible for insuring that all such persons procure and maintain insurance coverage against such risks, in such amounts and with such companies as Landlord may reasonably require. All Alterations shall be constructed in a good and workmanlike manner using Building standard materials or other new materials of equal or greater quality. Landlord, to the extent reasonably necessary to avoid any disruption to the tenants and occupants of the Building, shall have the right to designate the time when any Alterations may be performed and to otherwise designate reasonable rules, regulations and procedures for the performance of work in the Building. Upon completion of the Alterations, Tenant shall deliver to Landlord "as-built" plans, contractor's affidavits and full and final waivers of lien and receipted bills covering all labor and materials. All Alterations shall comply with the insurance requirements and with applicable codes, ordinances, laws and regulations. Tenant shall reimburse Landlord upon demand for all reasonable sums, if any, expended by Landlord for third party examination of the architectural, mechanical, electrical and plumbing plans for any Alterations. In addition, if Landlord so requests, Landlord shall be entitled to oversee the construction of any Alterations that may affect the structure of the Building or any of the mechanical, electrical, plumbing or life safety systems of the Building. If Landlord elects to oversee such work, Landlord shall be entitled to receive a fee for such oversight in an amount equal to five percent (5%) of the cost of such Alterations affecting structure of the Building or any of the mechanical, electrical, plumbing or life safety systems of the Building. Landlord's approval of Tenant's plans and specifications for any Alterations performed for or on behalf of Tenant shall not be deemed to be representation by Landlord that such plans and specifications comply with applicable insurance requirements, building codes, ordinances, laws or regulations or that the Alterations constructed in accordance with such plans and specifications will be adequate for Tenant's use.
C.    Landlord shall keep and maintain in good repair and working order and perform maintenance upon the: (i) structural elements (including the foundation) of the Building; (ii) mechanical (including HVAC), electrical, plumbing and fire/life safety systems, if any, serving the Building in general; (iii) Common Areas; (iv) roof of the Building; (v) exterior windows of the Building; and (vi) elevators serving the Building. Landlord shall promptly make repairs for which Landlord is responsible.

10.Use of Electrical Services by Tenant.

All electricity used by Tenant in the Premises shall be paid for by Tenant through inclusion in Basic Costs (except as provided below with respect to excess usage). Landlord shall have the right at any time and from time-to-time during the Lease Term to contract for electricity service from such providers of such services as Landlord shall elect (each being an "Electric Service Provider"). Tenant shall cooperate with Landlord, and the applicable Electric Service Provider, at all times and, as reasonably necessary, shall allow Landlord and such Electric Service Provider reasonable access to the Building's electric lines, feeders, risers, wiring, and any other machinery within the Premises. Tenant's use of electrical services furnished by Landlord shall not exceed in voltage, rated capacity, or overall load that which is standard for the Building. In the event Tenant shall request that it be allowed to consume electrical services in excess of Building standard, Landlord may refuse to consent to such usage or may consent upon such conditions as Landlord reasonably elects, and all such additional usage shall be paid for by Tenant as Additional Rent. Landlord, at any time during the Lease Term, shall have the right to separately meter electrical usage for the Premises or to measure electrical usage by survey or any other method that Landlord, in its reasonable judgment, deems appropriate.
11.Assignment and Subletting
.
A.Except in connection with a Permitted Transfer (defined in Section 11E below), Tenant shall not assign, sublease, transfer or encumber any interest in this Lease or allow any third party to use any portion of the Premises (collectively or individually, a "Transfer") without the prior written consent of Landlord, which consent shall not be unreasonably withheld with respect to a proposed sublease or assignment (other than a collateral assignment, in which case Landlord may withhold its consent in its sole and absolute discretion). Without limitation, it is agreed that Landlord's consent shall not be considered unreasonably withheld if: (1) the proposed transferee's financial condition is not adequate for the obligations such transferee is assuming in connection with the proposed Transfer; (2) the transferee's business or reputation is not suitable for the Building considering the business and reputation of the other tenants and the Building's prestige, or would result in a violation of another tenant's rights under its lease at the Building; (3) the transferee is a governmental agency or occupant of the Building; (4) Tenant is in default beyond any applicable notice and cure period; (5) any portion of the Building or the Premises would likely become subject to additional or different laws as a consequence of the proposed Transfer; or (6) Landlord or its leasing agent has received a proposal from or made a proposal to the proposed transferee to lease space in the Building within six (6) months prior to Tenant's delivery of written notice of the proposed Transfer to Landlord. Any attempted Transfer in violation of this Section 11, shall, exercisable in Landlord's sole and absolute discretion, be void. Consent by Landlord to one or more Transfers shall not operate as a waiver of Landlord's rights to approve any subsequent Transfers. If Landlord withholds its consent to any Transfer contrary to the provisions of this Section 11, Tenant's sole remedy shall be to seek an injunction in equity to compel performance by Landlord to give its consent and Tenant expressly waives any right to damages in the event of such withholding by Landlord of its consent. In no event shall any Transfer or Permitted Transfer release or relieve Tenant from any obligation under this Lease or any liability hereunder.
B.If Tenant requests Landlord's consent to a Transfer, Tenant shall submit to Landlord (i) financial statements for the proposed transferee, (ii) a copy of the proposed assignment or sublease, and (iii) such other information as Landlord may reasonably request. After Landlord's receipt of the required information and documentation, Landlord shall either: (1) consent or reasonably refuse consent to the Transfer in writing; (2) in the event of a proposed assignment of this Lease, terminate this Lease effective the first to occur of ninety (90) days following written notice of such termination or the date that the proposed Transfer would have come into effect; and (3) in the event of a proposed subletting, terminate this Lease with respect to the portion of the Premises which Tenant proposes to sublease effective the first to occur of ninety (90) days following written notice of such termination or the date the proposed Transfer would have come into effect. Tenant shall reimburse Landlord for its actual reasonable costs and expenses (including, without limitation, reasonable attorney's fees) incurred by Landlord in connection with Landlord's review of such proposed Transfer or Permitted Transfer. Notwithstanding the above, Tenant, within five (5) Business Days after receipt of Landlord's notice of intent to terminate, may withdraw its request for consent to the Transfer. In that event, Landlord’s election to terminate the Lease shall be null and void and of no force and effect.
C.Tenant shall pay to Landlord fifty percent (50%) of all cash and other consideration which Tenant receives as a result of a Transfer that is in excess of the rent payable to Landlord hereunder for the portion of the Premises and Lease Term covered by the Transfer within ten (10) Business Days following receipt thereof by Tenant.
D.Except as provided below with respect to a Permitted Transfer, if Tenant is a corporation, limited liability company, partnership or similar entity, and the person, persons or entity which owns or controls a majority of the voting interests at the time changes for any reason (including but not limited to a merger, consolidation or reorganization), such change of ownership or control shall constitute a Transfer. The foregoing shall not apply so long as Tenant is an entity whose outstanding stock is listed on a nationally recognized security exchange, or if at least eighty percent (80%) of its voting stock is owned by another entity, the voting stock of which is so listed.
E.Tenant may assign its entire interest under this Lease or sublet the Premises (i) to any entity controlling or controlled by or under common control with Tenant or (ii) to any successor to Tenant by purchase, merger, consolidation or reorganization (hereinafter, collectively, referred to as "Permitted Transfer") without the consent of Landlord, provided: (1) Tenant is not in default under this Lease; (2) if such proposed transferee is a successor to Tenant by purchase, said proposed transferee shall acquire all or substantially all of the stock or assets of Tenant's business or, if such proposed transferee is a successor to Tenant by merger, consolidation or reorganization, the continuing or surviving entity shall own all or substantially all of the assets of Tenant; (3) with respect to a Permitted Transfer to a proposed transferee described in clause (ii), such proposed transferee shall have a tangible net worth which is at least equal to the greater of Tenant's tangible net worth at the date of this Lease or Tenant's tangible net worth as of the day prior to the proposed purchase, merger, consolidation or reorganization as evidenced to Landlord's reasonable satisfaction; and (4) Tenant shall give Landlord written notice at least thirty (30) days prior to the effective date of the proposed purchase, merger, consolidation or reorganization.
12.Mechanic's Liens.

Tenant will not permit any mechanic's liens or other liens to be placed upon the Property. If a lien is attached to the Property, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same. Any amount paid by Landlord for any of the aforesaid purposes including, but not limited to, reasonable attorneys' fees, shall be paid by Tenant to Landlord within thirty (30) days after demand as Additional Rent. Tenant shall within ten (10) Business Days of receiving such notice of lien or claim have such lien or claim released of record. Tenant's failure to comply with the provisions of the foregoing sentence shall be deemed an Event of Default entitling Landlord to exercise all of its remedies therefor without the requirement of any additional notice or cure period.

13.Insurance.

A.Landlord shall, at all times during the Lease Term, procure and maintain: (i) policies of insurance covering loss or damage to the Property in an amount equal to the full replacement cost of the Building, including leasehold improvements in the Premises, which shall provide protection against loss by fire and other special form casualties including earthquake and flood and such other property insurance as may be required by Landlord's mortgagee or as otherwise desired by Landlord, and (ii) commercial general liability insurance applicable to the Building and the Common Areas, providing a minimum limit of $3,000,000.00 per occurrence.
B.Tenant shall procure and maintain, at its expense, (i) causes of loss - special form property insurance in an amount equal to the full replacement cost of Tenant's Property located in the Premises; (ii) a policy or policies of commercial general liability and umbrella or excess liability insurance applying to Tenant's operations and use of the Premises, providing a minimum limit of $3,000,000.00 per occurrence and in the aggregate, naming Landlord, Landlord's Property manager and any lender whose loan is secured by a lien against the Building (as such lender shall be identified to Tenant by Landlord in writing) as additional insureds, (iii) automobile liability insurance covering owned, non-owned and hired vehicles in an amount not less than a combined single limit of $1,000,000.00 per accident, and (iv) workers' compensation insurance covering Tenant's employment of workers and anyone for whom Tenant may be liable for workers' compensation claims (workers' compensation insurance is required and no alternative forms of insurance are permitted) and employer's liability insurance in an amount not less than $1,000,000.00 each accident, $1,000,000.00 disease-each employee and policy limit, with the insurance policies required under this clause (iv) to be endorsed to waive the insurance carriers' right of subrogation. Tenant shall maintain the foregoing insurance coverages in effect commencing on the earlier to occur of the Commencement Date and the date Tenant takes possession of the Premises, and continuing to the end of the Lease Term.
C.The insurance requirements set forth in this Section 13 are independent of the waiver, indemnification, and other obligations under this Lease and will not be construed or interpreted in any way to restrict, limit or modify the waiver, indemnification and other obligations or to in any way limit any party's liability under this Lease. In addition to the requirements set forth in Sections 13.B and 13.D, the insurance required of Tenant under this Lease must be issued by an insurance company with a rating of no less than A-VIII in the current Best's Insurance Guide or that is otherwise acceptable to Landlord, and admitted to engage in the business of insurance in the state in which the Building is located; be on a form that does not limit the coverage provided under such policy (i) to any additional insured by reason of such additional insured's negligent acts or omissions (sole or otherwise), or (ii) to claims for which a primary insured has agreed to indemnify the additional insured; be primary insurance for all claims under it and provide that any insurance carried by Landlord, Landlord's Property manager, and Landlord's lenders is strictly excess, secondary and noncontributing with any insurance carried by Tenant; and provide that insurance may not be cancelled, nonrenewed or the subject of change in coverage of available limits of coverage, except upon thirty (30) days' prior written notice to Landlord and Landlord's lenders. Tenant will deliver to Landlord a legally enforceable certificate of insurance on all policies procured by Tenant in compliance with Tenant's obligations under this Lease on or before the date Tenant first occupies any portion of the Premises, at least ten (10) days before the expiration date of any policy and upon the renewal of any policy. Landlord shall have the right to approve all deductibles and self-insured retentions under Tenant's policies, which approval shall not be unreasonably withheld, conditioned or delayed.
D.Notwithstanding anything to the contrary set forth herein, neither Landlord nor Tenant shall be liable (by way of subrogation or otherwise) to the other party (or to any insurance company insuring the other party) for any loss or damage to any of the property of Landlord or Tenant, as the case may be, with respect to their respective property, the Building, the Property or the Premises or any addition or improvements thereto, or any contents therein, to the extent covered by insurance carried or required to be carried by a party hereto EVEN THOUGH SUCH LOSS MIGHT HAVE BEEN OCCASIONED BY THE NEGLIGENCE OR WILLFUL ACTS OR OMISSIONS (BUT NOT THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) OF THE LANDLORD OR TENANT OR THEIR RESPECTIVE EMPLOYEES, AGENTS, CONTRACTORS OR INVITEES. Landlord and Tenant shall give each insurance company which issues policies of insurance, with respect to the items covered by this waiver, written notice of the terms of this mutual waiver, and shall have such insurance policies properly endorsed, if necessary, to prevent the invalidation of any of the coverage provided by such insurance policies by reason of such mutual waiver. For the purpose of the foregoing waiver, the amount of any deductible applicable to any loss or damage shall be deemed covered by, and recoverable by the insured under the insurance policy to which such deductible relates.

14.Indemnity.

To the extent not expressly prohibited by law, Landlord and Tenant each (in either case, the "Indemnitor") agree to hold harmless and indemnify the other and the other's agents, partners, shareholders, members, officers, directors, beneficiaries and employees, and any lender whose loan is secured by a lien against the Building (collectively, the "Indemnitees") from any losses, damages, judgments, claims, expenses, costs and liabilities imposed upon or incurred by or asserted against the Indemnitees, including without limitation reasonable attorneys' fees and expenses, for death or injury to, or damage to property of, third parties, other than the Indemnitees, that may arise from the negligence or willful misconduct of Indemnitor or any of Indemnitor's agents, members, partners or employees. Such third parties shall not be deemed third party beneficiaries of this Lease. If any action, suit or proceeding is brought against any of the Indemnitees by reason of the negligence or willful misconduct of Indemnitor or any of Indemnitor's agents, members, partners or employees, then Indemnitor will, at Indemnitor's expense and at the option of said Indemnitees, by counsel reasonably approved by said Indemnitees, resist and defend such action, suit or proceeding. In addition, to the extent not expressly prohibited by law, Tenant agrees to hold harmless and indemnify Landlord and Landlord's Indemnitees from any losses, damages, judgments, claims, expenses, costs and liabilities imposed upon or incurred by or asserted against Landlord or Landlord's Indemnitees, including reasonable attorneys' fees and expenses, for death or injury to, or damage to property of, third parties (other than Landlord's Indemnitees) that may arise from any act or occurrence in the Premises, EVEN IF SUCH DEATH OR INJURY OR DAMAGE RESULTS FROM THE NEGLIGENCE (BUT NOT THE SOLE NEGLIGENCE OR WILLFUL MISCONDUCT) OF LANDLORD OR LANDLORD'S INDEMNITEES.
15.Damages from Certain Causes.

To the extent not expressly prohibited by law, Landlord shall not be liable to Tenant or Tenant's employees, contractors, agents, invitees or customers, for any injury to person or damage to property sustained by Tenant or any such party or any other person claiming through Tenant resulting from any accident or occurrence in the Premises or any other portion of the Building caused by the Premises or any other portion of the Building becoming out of repair or by defect in or failure of equipment, pipes, or wiring, or by broken glass, or by the backing up of drains, or by gas, water, steam, electricity, or oil leaking, escaping or flowing into the Premises (except where due to Landlord's grossly negligent or willful failure to make repairs required to be made pursuant to other provisions of this Lease, after the expiration of a reasonable time after written notice to Landlord of the need for such repairs), EVEN IF SUCH DAMAGE RESULTS FROM THE NEGLIGENCE (BUT NOT THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) OF LANDLORD OR ITS PARTNERS OR THEIR RESPECTIVE PARTNERS, MEMBERS, AGENTS OR EMPLOYEES, nor shall Landlord be liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of other tenants of the Building or of any other persons whomsoever, including, but not limited to riot, strike, insurrection, war, court order, requisition, order of any governmental body or authority, acts of God, fire or theft.

16.Casualty Damage.

If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. In case the Building shall be so damaged that substantial alteration or reconstruction of the Building shall, in Landlord's sole opinion, be required (whether or not the Premises shall have been damaged by such casualty) or in the event there is less than two (2) years of the Lease Term remaining or in the event Landlord's mortgagee should require that the insurance proceeds payable as a result of a casualty be applied to the payment of the mortgage debt or in the event of any material uninsured loss to the Building (other than an uninsured loss resulting from Landlord's failure to maintain the insurance required under this Lease), Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination within ninety (90) days after the date of such casualty. In the event the Lease is terminated pursuant to this Section 16, Rent shall be prorated to the later of (i) the date of the damage or destruction, or (ii) the date Tenant vacates the Premises, and any pre-paid Rent or other prepaid amounts shall be refunded to Tenant. Landlord shall deliver to Tenant within ninety (90) days after the date of the damage, a reasonable estimate of the time required to repair and restore the Premises (the "Repair Estimate"). If Landlord does not thus elect to terminate this Lease pursuant to the foregoing and Tenant does not elect to terminate this Lease as set forth below, Landlord shall commence and proceed with reasonable diligence to restore the Building, and the improvements located within the Premises to substantially the same condition in which it was immediately prior to the happening of the casualty. If as a result of such fire or casualty the Premises or any part thereof have been damaged and the Repair Estimate states that repair and restoration thereof will not be completed within two hundred twenty-five (225) days after the date of the damage, Tenant may terminate this Lease by giving Landlord notice of termination within ten (10) days after the date Tenant receives the Repair Estimate. Notwithstanding the foregoing, Landlord's obligation to restore the Building, and the improvements located within the Premises shall not require Landlord to expend for such repair and restoration work more than the insurance proceeds actually received by Landlord as a result of the casualty (or which would have been received by Landlord if Landlord fails to maintain the insurance required under this Lease). When the repairs described in the preceding two sentences have been completed by Landlord, Tenant shall complete the restoration of all furniture, fixtures and equipment which are necessary to permit Tenant's reoccupancy of the Premises. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof, except that Rent shall be abated from the date of the damage or destruction for any portion of the Premises that is unusable by Tenant, which abatement shall be in the same proportion that the Rentable Area of the Premises which is unusable by Tenant bears to the total Rentable Area of the Premises; provided that Tenant shall not be entitled to any abatement of Rent if the damage or destruction in the Premises is restored within five (5) Business Days after Landlord's receipt of written notice from Tenant of the occurrence of the damage or destruction.
17.Condemnation.

If the whole or any substantial part of the Premises or if the Building or any portion thereof which would leave the remainder of the Building unsuitable for use comparable to its use on the Commencement Date, or if the land on which the Building is located or any material portion thereof, shall be taken or condemned for any public or quasi‑public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, then Landlord may, at its option, terminate this Lease and Rent shall be abated during the unexpired portion of this Lease, effective when the physical taking of said Premises or said portion of the Building or land shall occur. If the whole or any substantial part of the Premises shall be taken or condemned for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, then Tenant may, at its option terminate this Lease by delivering notice of termination to Landlord within ten (10) days after the taking, and Rent shall be abated during the unexpired portion of this Lease, effective when the physical taking of said Premises shall occur. If this Lease is not terminated, the rent for any portion of the Premises so taken or condemned shall be abated during the unexpired Lease Term effective when the physical taking of said portion of the Premises shall occur. All compensation awarded for any taking or condemnation, or sale proceeds in lieu thereof, shall be the property of Landlord, and Tenant shall have no claim thereto, the same being hereby expressly waived by Tenant, except for any portions of such award or proceeds which are specifically allocated by the condemning or purchasing party for the taking of or damage to trade fixtures of Tenant and moving costs, which Tenant specifically reserves to itself.
18.Events of Default.

A.Default by Tenant. The following events shall be deemed to be "Events of Default" under this Lease: (i) Tenant fails to pay any Rent when due; provided that the first (1st) such failure during any consecutive twelve (12) month period during the Term shall not be an Event of Default if Tenant pays the amount due within five (5) days after Tenant's receipt of written notice from Landlord that such payment was not made when due, (ii) Tenant fails to perform any other provision of this Lease not described in this Section 18.A, and such failure is not cured within thirty (30) days (or immediately if the failure involves a hazardous condition) after notice from Landlord, however, other than with respect to a hazardous condition, if Tenant's failure to comply cannot reasonably be cured within thirty (30) days, Tenant shall be allowed additional time (not to exceed thirty (30) additional days) as is reasonably necessary to cure the failure so long as Tenant begins the cure within thirty (30) days and diligently pursues the cure to completion; (iii) Tenant fails to observe or perform any of the covenants with respect to (a) assignment and subletting as set forth in Section 11, (b) mechanic's liens as set forth in Section 12, (c) insurance as set forth in Section 13 or (d) delivering subordination agreements or estoppel certificates as set forth in Section 24, (iv) the leasehold interest of Tenant is levied upon or attached under process of law; (v) Tenant or any guarantor of this Lease dies or dissolves (except in connection with a Permitted Transfer); (vi) Tenant abandons or vacates the Premises; or (vii) any voluntary or involuntary proceedings are filed by or against Tenant or any guarantor of this Lease under any bankruptcy, insolvency or similar laws and, in the case of any involuntary proceedings, are not dismissed within sixty (60) days after filing.
B.Default by Landlord. Landlord shall be in default under this Lease if Landlord fails to perform any of its obligations hereunder and said failure continues for a period of thirty (30) days after Tenant delivers written notice thereof to Landlord (to each of the addresses required by the Lease) and each mortgagee who has a lien against any portion of the Property and whose name and address has been provided to Tenant, provided that if such failure cannot reasonably be cured within said thirty (30) day period, Landlord shall not be in default hereunder if the curative action is commenced within said thirty (30) day period and is thereafter diligently pursued until cured. In no event shall (i) Tenant claim a constructive or actual eviction or that the Premises have become unsuitable hereunder or (ii) a constructive or actual eviction or breach of the implied warranty of suitability be deemed to have occurred under this Lease, prior to the expiration of the notice and cure periods provided under this Section 18.B. Any notice of a failure to perform by Landlord shall be sent to Landlord at the addresses and to the attention of the parties set forth in Section 1 of the Lease. Any notice of a failure to perform by Landlord not sent to Landlord at all addresses and/or to the attention of all parties required under this Section and to each mortgagee who is entitled to notice or not sent in compliance with Section 25 below shall be of no force or effect. Tenant's sole remedy for a default by Landlord under this Lease shall be an action for damages.

19.Remedies.

A.Upon the occurrence of any Event of Default by Tenant, Landlord shall have the following rights and remedies, in addition to those allowed by law or equity, any one or more of which may be exercised without further notice to or demand upon Tenant and which may be pursued successively or cumulatively as Landlord may elect:

(1)
Landlord may re-enter the Premises and attempt to cure any default of Tenant, in which event Tenant shall, upon demand, reimburse Landlord as Additional Rent for all reasonable costs and expenses which Landlord incurs to cure such default;

(2)
Landlord may terminate this Lease by giving to Tenant notice of Landlord's election to do so, in which event the Lease Term shall end, and all right, title and interest of Tenant hereunder shall expire, on the date stated in such notice;

(3)
Landlord may terminate the right of Tenant to possession of the Premises without terminating this Lease by giving notice to Tenant that Tenant's right to possession shall end on the date stated in such notice, whereupon the right of Tenant to possession of the Premises or any part thereof shall cease on the date stated in such notice; and

(4)
Landlord may enforce the provisions of this Lease by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained herein, or for the enforcement of any other appropriate legal or equitable remedy, including recovery of all moneys due or to become due from Tenant under any of the provisions of this Lease.
Landlord shall not be required to serve Tenant with any notices or demands as a prerequisite to its exercise of any of its rights or remedies under this Lease, other than those notices and demands specifically required under this Lease. In order to regain possession of the Premises and to deny Tenant access thereto, Landlord or its agent may, at the expense and liability of the Tenant, alter or change any or all locks or other security devices controlling access to the Premises without posting or giving notice of any kind to Tenant and Landlord shall have no obligation to provide Tenant a key to new locks installed in the Premises or grant Tenant access to the Premises. Tenant shall not be entitled to recover possession of the Premises, terminate this Lease, or recover any actual, incidental, consequential, punitive, statutory or other damages or award of attorneys' fees, by reason of Landlord's alteration or change of any lock or other security device and the resulting exclusion from the Premises of the Tenant or Tenant's agents, servants, employees, customers, licensees, invitees or any other persons from the Premises. Landlord may, without notice, remove and either dispose of or store, at Tenant's expense, any property belonging to Tenant that remains in the Premises after Landlord has regained possession thereof. Tenant acknowledges that the provisions of this subparagraph of this Lease supersede the Texas Property Code and Tenant further warrants and represents that it hereby knowingly waives any rights it may have thereunder. TENANT KNOWINGLY AND VOLUNTARILY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LAWSUIT BROUGHT BY LANDLORD TO RECOVER POSSESSION OF THE PREMISES FOLLOWING LANDLORD'S TERMINATION OF THIS LEASE OR THE RIGHT OF TENANT TO POSSESSION OF THE PREMISES PURSUANT TO THE TERMS OF THIS LEASE AND ON ANY CLAIM FOR DELINQUENT RENT WHICH LANDLORD MAY JOIN IN ITS LAWSUIT TO RECOVER POSSESSION. LANDLORD IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THE FOREGOING WAIVER.
B.If Landlord exercises either of the remedies provided in Sections 19A(2) or 19A(3), Tenant shall surrender possession and vacate the Premises and immediately deliver possession thereof to Landlord, and Landlord may re-enter and take complete and peaceful possession of the Premises, with process of law, and Landlord may remove all occupants and property therefrom, using such force as may be necessary to the extent allowed by law, without being deemed guilty in any manner of trespass, eviction or forcible entry and detainer and without relinquishing Landlord's right to Rent or any other right given to Landlord hereunder or by operation of law.
C.If Landlord terminates the right of Tenant to possession of the Premises without terminating this Lease, Landlord shall have the right to immediate recovery of all amounts then due hereunder. Such termination of possession shall not release Tenant, in whole or in part, from Tenant's obligation to pay Rent hereunder for the full Lease Term, and Landlord shall have the right, from time to time, to recover from Tenant, and Tenant shall remain liable for, all Rent accruing as it becomes due under this Lease during the period from the date of such notice of termination of possession to the stated end of the

Lease Term. In any such case, Landlord shall make reasonable efforts, in accordance with Section 19E hereof, to relet the Premises. In attempting to relet the Premises, Landlord may make repairs, alterations and additions in or to the Premises and redecorate the same to the extent reasonably deemed by Landlord necessary or desirable, and Tenant upon demand shall pay the reasonable cost of all of the foregoing together with Landlord's reasonable expenses of reletting. The rents from any such reletting shall be applied first to the payment of the expenses of reentry, redecoration, repair and alterations and the expenses of reletting (including reasonable attorneys' fees and brokers' fees and commissions) and second to the payment of Rent herein provided to be paid by Tenant. Any excess or residue shall operate only as an offsetting credit against the amount of Rent due and owing as the same thereafter becomes due and payable hereunder.
D.If this Lease is terminated by Landlord, Landlord shall be entitled to recover from Tenant all Rent accrued and unpaid for the period up to and including such termination date, as well as all other additional sums payable by Tenant, or for which Tenant is liable or for which Tenant has agreed to indemnify Landlord, which may be then owing and unpaid, and all reasonable costs and expenses, including court costs and reasonable attorneys' fees incurred by Landlord in the enforcement of its rights and remedies hereunder. In addition, Landlord shall be entitled to recover as damages for loss of the bargain and not as a penalty (1) the unamortized portion of any concessions offered by Landlord to Tenant in connection with this Lease, including without limitation Landlord's contribution to the cost of tenant improvements, if any, installed by either Landlord or Tenant pursuant to this Lease or any work letter in connection with this Lease, (2) the aggregate sum which at the time of such termination represents the excess, if any, of the present value of the aggregate Rent which would have been payable after the termination date had this Lease not been terminated, including, without limitation, the amount projected by Landlord to represent Additional Rent for the remainder of the Lease Term, over the then present value of the then aggregate fair rent value of the Premises for the balance of the Lease Term, such present worth to be computed in each case on the basis of a ten percent (10%) per annum discount from the respective dates upon which such Rent would have been payable hereunder had this Lease not been terminated, and (3) any damages in addition thereto, including without limitation reasonable attorneys' fees and court costs, which Landlord sustains as a result of the breach of any of the covenants of this Lease other than for the payment of Rent.
E.Landlord shall use commercially reasonable efforts to mitigate any damages resulting from an Event of Default by Tenant under this Lease. Landlord's obligation to mitigate damages after an Event of Default by Tenant under this Lease shall be satisfied in full if Landlord undertakes to lease the Premises to another tenant (a "Substitute Tenant") in accordance with the following criteria: (1) Landlord shall have no obligation to solicit or entertain negotiations with any other prospective tenants for the Premises until Landlord obtains full and complete possession of the Premises including, without limitation, the final and unappealable legal right to relet the Premises free of any claim of Tenant; (2) Landlord shall not be obligated to lease or show the Premises, on a priority basis, or offer the Premises to a prospective tenant when other premises in the Building suitable for that prospective tenant's use are (or soon will be) available; (3) Landlord shall not be obligated to lease the Premises to a Substitute Tenant for a rent less than the current fair market rent then prevailing for similar uses in comparable buildings in the same market area as the Building, nor shall Landlord be obligated to enter into a new lease under other terms and conditions that are unacceptable to Landlord under Landlord's then current leasing policies for comparable space in the Building; (4) Landlord shall not be obligated to enter into a lease with a Substitute Tenant whose use would: (i) violate any restriction, covenant, or requirement contained in the lease of another tenant of the Building; (ii) adversely affect the reputation of the Building; or (iii) be incompatible with the operation of the Building; and (5) Landlord shall not be obligated to enter into a lease with any proposed Substitute Tenant which does not have, in Landlord's reasonable opinion, sufficient financial resources to operate the Premises in a first class manner and to fulfill all of the obligations in connection with the lease thereof as and when the same become due.
F.The receipt by Landlord of less than the full Rent due shall not be construed to be other than a payment on account of Rent then due, nor shall any statement on Tenant's check or any letter accompanying Tenant's check be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord's right to recover the balance of the Rent due or to pursue any other remedies provided in this Lease. The acceptance by Landlord of Rent hereunder shall not be construed to be a waiver of any breach by Tenant of any term, covenant or condition of this Lease. No act or omission by Landlord or its employees or agents during the term of this Lease shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.
G.In the event of any litigation between Tenant and Landlord to enforce or interpret any provision of this Lease or to enforce any right of either party hereto, the unsuccessful party to such litigation shall pay to the successful party all costs and expenses, including reasonable attorney's fees, incurred therein. Success for the foregoing purposes shall be determined upon a party obtaining a verdict that is not appealed (or appealable). In the event of a settlement, the foregoing provisions of this Section 19.G shall not apply.
H.    All property of Tenant removed from the Premises by Landlord pursuant to any provision of this Lease or applicable law may be handled, removed or stored by Landlord at the cost and expense of Tenant, and Landlord shall not be responsible in any event for the value, preservation or safekeeping thereof. Tenant shall pay Landlord for all expenses incurred by Landlord with respect to such removal and storage so long as the same is in Landlord's possession or under Landlord's control. All such property not removed from the Premises or retaken from storage by Tenant within thirty (30) days after the end of the Lease Term or termination of Tenant's right to possession of the Premises, however terminated, at Landlord's option, shall be conclusively deemed to have been conveyed by Tenant to Landlord without further payment or credit by Landlord to Tenant.
I.    Except as set forth in Sections 3.B and 23 of this Lease, in no event shall Tenant be liable for consequential or special damages as a result of a breach or default under this Lease. Tenant acknowledges that the specific remedies set forth in this Section 19 above constitute contractual damages available to Landlord upon an Event of a Default by Tenant hereunder and are not consequential or special damages.
20.No Waiver.

Failure of either party to declare any default immediately upon its occurrence, or delay in taking any action in connection with an event of default, shall not constitute a waiver of such default, nor shall it constitute an estoppel against the non-defaulting party, but the non-defaulting party shall have the right to declare the default at any time and take such action as is lawful or authorized under this Lease. Failure by non-defaulting party to enforce its rights with respect to any one default shall not constitute a waiver of its rights with respect to any subsequent default.
21.Peaceful Enjoyment.

Tenant shall, and may peacefully have, hold, and enjoy the Premises, subject to the other terms hereof, provided that Tenant pays the Rent and other sums herein recited to be paid by Tenant and timely performs all of Tenant's covenants and agreements herein contained.
22.Substitution.

Landlord at its sole discretion shall be entitled to cause Tenant to relocate from the Premises to a comparably-sized space, of comparable design and tenant improvements (the "Relocation Space") within the Building or adjacent buildings within the same Property at any time upon twelve (12) months' prior written notice to Tenant (the "Relocation Notice"). The reasonable costs actually incurred in connection with the physical relocation of the Tenant to the Relocation Space shall be at the expense of Landlord. Such a relocation shall not terminate or otherwise affect or modify this Lease except as set forth below and except that from and after the date of such relocation, "Premises" shall refer to the Relocation Space into which Tenant has been moved, rather than the original Premises as herein defined and the Base Rent shall be adjusted so that immediately following such relocation the Base Rent for the Relocation Space on a per square foot of rentable area basis shall be the same as the Base Rent immediately prior to such relocation for the original Premises on a per square foot of rentable area basis. Tenant's Pro Rata Share shall also be adjusted in accordance with the formula set forth in this Lease. In the event Landlord provides Tenant with a Relocation Notice pursuant to this Section 22, and provided that no Event of Default by Tenant then exists, Tenant may elect by written notice to Landlord (the "Relocation Election") within ten (10) days after Tenant's receipt of the Relocation Notice to either (a) relocate to the Relocation Space, in which event Tenant shall receive an abatement of twelve (12) full months of Rent payable by Tenant hereunder at the rate then in effect, commencing on the first day of the first calendar month following the actual relocation, or (b) terminate this Lease effective as of the date set forth in the Relocation Notice, in which case Tenant shall receive an abatement of the Rent payable by Tenant hereunder during the last twelve (12) full months immediately preceding such termination date. If Tenant is entitled to make the Relocation Election, but fails to timely do so, Tenant shall be deemed to have elected the foregoing option (a).

23.Holding Over.

If Tenant continues to occupy the Premises after the expiration or other termination of this Lease or the termination of Tenant's right of possession, such occupancy shall be that of a tenancy at sufferance. Tenant shall, throughout the entire holdover period, be subject to all the terms and provisions of this Lease and shall pay for its use and occupancy an amount (on a per month basis without reduction for any partial months during any such holdover) equal to one hundred fifty percent (150%) of the Base Rent and Additional Rent due under this Lease for the last full month of the term hereof during such holdover. No holding over by Tenant or payments of money by Tenant to Landlord after the expiration of the Lease Term shall be construed to extend the Lease Term or prevent Landlord from recovery of immediate possession of the Premises by summary proceedings or otherwise Tenant shall also be liable to Landlord for all direct and consequential damages which Landlord may suffer by reason of any holding over by Tenant; provided (a) if Tenant's holding over does not exceed sixty (60) days, Tenant shall not be liable to Landlord for consequential damages arising from Tenant's holdover, or (b) if Tenant's holding over does exceed sixty (60) days, Tenant shall not be liable to Landlord for consequential damages arising from Tenant's holdover, unless (i) Landlord gives written notice (the "Vacancy Notice") to Tenant stating (x) that Landlord has entered into a letter of intent, letter or memorandum of understanding or another similar instrument with a proposed tenant or a third party has accepted a proposal made by Landlord to lease all or part of the Premises and (y) the date Landlord requires Tenant to vacate the Premises (the "Vacancy Date"), which date shall be the later of thirty (30) days after Tenant's receipt of the Vacancy Notice and the expiration date of this Lease, and (ii) Tenant fails to vacate the Premises on or before the Vacancy Date.
24.Subordination to Mortgage; Estoppel Certificate.

Tenant accepts this Lease subject and subordinate to any ground lease, mortgage, deed of trust or other lien presently existing or hereafter arising upon the Premises, or upon the Building or the Property and to any renewals, modifications, refinancings and extensions thereof, but Tenant agrees that any such mortgagee shall have the right at any time to subordinate such mortgage, deed of trust or other lien to this Lease on such terms and subject to such conditions as such mortgagee may deem appropriate in its discretion; provided that the foregoing subordination in respect of any mortgage or deed of trust placed on the Premises, the Building or the Property after the date hereof shall not become effective until and unless the holder of such mortgage or deed of trust delivers to Tenant a subordination, non-disturbance and attornment agreement permitting Tenant, if Tenant is not then in default under, or in breach of any provision of, this Lease, to remain in occupancy of the Premises in the event of a foreclosure of any such mortgage or deed of trust. Tenant shall attorn to any purchaser of the Property or to the holder of any such mortgage or deed of trust in the event that any of the same succeed to the Landlord's interest under this Lease. The foregoing provisions of this Section shall be self‑operative and no further instrument of subordination or attornment shall be required. However, Landlord is hereby irrevocably vested with full power and authority to subordinate this Lease to any mortgage, deed of trust or other lien now existing or hereafter placed upon the Premises, or the Building or the Property and Tenant agrees within ten (10) days after written demand to execute such further instruments subordinating this Lease or attorning to the holder of any such liens as Landlord may request. Tenant agrees that it shall from time-to-time furnish within ten (10) days after so requested by Landlord, a certificate signed by Tenant certifying as to such matters as may be reasonably requested by Landlord. Any such certificate may be relied upon by any ground lessor, prospective purchaser, secured party, mortgagee or any beneficiary under any mortgage, deed of trust on the Building or the Property or any part thereof or interest of Landlord therein. Tenant agrees to execute and deliver to Landlord a subordination, non-disturbance and attornment agreement in the form attached hereto as Exhibit G concurrently with the execution and delivery of this Lease.
25.Notice.

Any notice required or permitted to be given under this Lease or by law shall be deemed to have been given if it is written and delivered in person or mailed by Registered or Certified mail, postage prepaid, or sent by a nationally recognized overnight delivery service to the party who is to receive such notice at the address specified in Section 1 of this Lease (and, if no address is listed for Tenant, notices to Tenant shall be delivered to the Premises). When so mailed, the notice shall be deemed to have been given two (2) Business Days after the date it was mailed. When sent by overnight delivery service, the notice shall be deemed to have been given on the next Business Day after deposit with such overnight delivery service. The address specified in Section 1 of this Lease may be changed from time to time by giving written notice thereof to the other party.
26.Surrender of Premises.
Upon the termination of the Lease Term, or upon any termination of Tenant's right to possession of the Premises, Tenant will at once surrender possession of the Premises to Landlord in good condition and repair, ordinary wear and tear excepted. Tenant shall surrender to Landlord all keys to the Premises and make known to Landlord the combination of all combination locks which Tenant is required to leave on the Premises.
27.Rights Reserved to Landlord.

Landlord reserves the following rights, exercisable without notice, except as provided herein, and without liability to Tenant for damage or injury to property, person or business and without affecting an eviction or disturbance of Tenant's use or possession or giving rise to any claim for setoff or abatement of rent or affecting any of Tenant's obligations under this Lease: (1) upon thirty (30) days' prior notice to change the name or street address of the Building (provided that Landlord shall not change the street address unless required to do so by applicable law); (2) to install and maintain signs on the exterior and interior of the Building; (3) to designate and approve window coverings to present a uniform exterior appearance; (4) to retain at all times and to use in appropriate instances, pass keys to all locks within and to the Premises; (5) to approve the weight, size, or location of heavy equipment, or articles within the Premises; (6) to change the arrangement and location of entrances of passageways, doors and doorways, corridors, elevators, stairs, toilets and public parts of the Building or Property; (7) to regulate access to telephone, electrical and other utility closets in the Building and to require use of designated contractors for any work involving access to the same; (8) if Tenant has vacated the Premises during the last six (6) months of the Lease Term, to perform additions, alterations and improvements to the Premises in connection with a reletting or anticipated reletting thereof without being responsible or liable for the value or preservation of any then existing improvements to the Premises and without effectuating a surrender or entitling Tenant to any abatement of Rent; (9) to grant to anyone the exclusive right to conduct any business or undertaking in the Building provided Landlord's exercise of its rights under this clause (9), shall not be deemed to prohibit Tenant from the operation of its business in the Premises; (10) to enter the Premises to inspect the same or to show the Premises to prospective purchasers, mortgagees, tenants (during the last twelve months of the Lease Term) or insurers, or to clean or make repairs, alterations or additions thereto, provided that, except for any entry in an emergency situation or to provide normal cleaning and janitorial service, Landlord shall provide Tenant with reasonable prior notice of any entry into the Premises; and (11) to temporarily close the Premises or the Building to perform repairs, alterations or additions in the Premises or the Building. In exercising its rights under this Section 27, Landlord shall make commercially reasonable efforts to avoid unreasonably interfering with Tenant's business operations in the Premises.
28.Miscellaneous.

A.If any term or provision of this Lease, or the application thereof, shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.
B.Tenant agrees not to record this Lease or any short form or memorandum hereof.
C.This Lease and the rights and obligations of the parties hereto shall be interpreted, construed, and enforced in accordance with the laws of the state in which the Building is located.
D.The term "Force Majeure" shall mean strikes, riots, acts of God, shortages of labor or materials, war, acts of terrorism, governmental laws, regulations or restrictions, or any other cause whatsoever beyond the control of Landlord or Tenant, as the case may be. Whenever a period of time is herein prescribed for the taking of any action by Landlord or Tenant (other than the payment of Rent and all other such sums of money as shall become due hereunder), such party shall not be liable or responsible for, there shall be excluded from the computation of such period of time, any delays due to events of Force Majeure.
E.Except as expressly otherwise herein provided, with respect to all required acts of Landlord and Tenant, time is of the essence of this Lease.
F.Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations hereunder and in the Building and Property referred to herein, and in such event and upon such transfer Landlord shall be released from any further obligations hereunder, and Tenant agrees to look solely to such successor in interest of Landlord for the performance of such obligations.
G.If either party institutes a suit against the other for violation of or to enforce any covenant, term or condition of this Lease, the prevailing party shall be entitled to all of its costs and expenses, including, without limitation, reasonable attorneys' fees.

H.Tenant hereby represents to Landlord that it has dealt directly with and only with the Broker as a broker in connection with this Lease. Landlord and Tenant hereby indemnify and hold each other harmless against any loss, claim, expense or liability with respect to any commissions or brokerage fees claimed by any broker or finder other than the Broker on account of the execution and/or renewal of this Lease due to any action of the indemnifying party.
I.If there is more than one Tenant, or if Tenant as such is comprised of more than one person or entity, the obligations hereunder imposed upon Tenant shall be joint and several obligations of all such parties. All notices, payments, and agreements given or made by, with or to any one of such persons or entities shall be deemed to have been given or made by, with or to all of them.
J.Tenant acknowledges that the financial capability of Tenant to perform its obligations hereunder is material to Landlord and that Landlord would not enter into this Lease but for its belief, based on its review of Tenant's financial statements, that Tenant is capable of performing such financial obligations. Tenant hereby represents, warrants and certifies to Landlord that its financial statements previously furnished to Landlord were at the time given true and correct in all material respects and that there have been no material subsequent changes thereto as of the date of this Lease. Tenant, within 15 days after request, shall provide Landlord with a current financial statement and such other information as Landlord may reasonably request in order to create a "business profile" of Tenant and determine Tenant's ability to fulfill its obligations under this Lease. Landlord, however, shall not require Tenant to provide such information unless Landlord requires the information in connection with a proposed financing or sale of the Property.
K.Notwithstanding anything to the contrary contained in this Lease, the expiration of the Lease Term, whether by lapse of time or otherwise, shall not relieve Tenant from Tenant's obligations accruing prior to the expiration of the Lease Term, and such obligations shall survive any such expiration or other termination of the Lease Term.
L.Landlord and Tenant understand, agree and acknowledge that (i) this Lease has been freely negotiated by both parties; and (ii) in any controversy, dispute or contest over the meaning, interpretation, validity, or enforceability of this Lease or any of its terms or conditions, there shall be no inference, presumption, or conclusion drawn whatsoever against either party by virtue of that party having drafted this Lease or any portion thereof.
M.The headings and titles to the paragraphs of this Lease are for convenience only and shall have no effect upon the construction or interpretation of any part hereof. The term "including" shall be deemed to mean "including without limitation".
N.    Landlord and Tenant agree that each provision of the Lease for determining charges, amounts and Additional Rent payments by Tenant (including without limitation, Section 4 of this Lease) is commercially reasonable, and as to each such charge or amount, constitutes a "method by which the charge is to be computed" for purposes of Section

93.012 (Assessment of Charges) of the Texas Property Code, as such section now exists or as it may be hereafter amended or succeeded.
O.    TENANT HEREBY WAIVES ALL RIGHTS TO PROTEST THE APPRAISED VALUE OF THE PROPERTY OR TO APPEAL THE SAME AND ALL RIGHTS TO RECEIVE NOTICES OF REAPPRAISALS AS SET FORTH IN SECTIONS 41.413 AND 42.015 OF THE TEXAS TAX CODE.
P.    It is the intent of Landlord and Tenant that the provisions of the Texas Deceptive Trade Practices-Consumer Protection Act, Subchapter E of Chapter 17 of the Texas Business and Commerce Code (the "DTPA") be inapplicable to this Lease and the transaction evidenced hereby. Accordingly, Tenant hereby represents and warrants to Landlord that the total consideration paid or to be paid by Tenant over the Term of this Lease exceeds $500,000.00.
Q.    Landlord and Tenant acknowledge and agree that this Lease, including all exhibits a part hereof, is not a construction contract or an agreement collateral to or affecting a construction contract.
29.No Offer.
Landlord has delivered a copy of this Lease to Tenant for Tenant's review only, and the delivery hereof does not constitute an offer to Tenant or an option. This Lease shall not be effective until an original of this Lease executed by both Landlord and Tenant and an original Guaranty, if applicable, executed by each Guarantor is delivered to and accepted by Landlord, and this Lease has been approved by Landlord's mortgagee, if required.
30.Entire Agreement.
This Lease, including the Exhibits attached hereto, constitutes the entire agreement between the parties hereto with respect to the subject matter of this Lease and supersedes all prior agreements and understandings between the parties related to the Premises, including all lease proposals, letters of intent and similar documents. Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease. This Lease may be modified only by a written agreement signed by Landlord and Tenant. Landlord and Tenant expressly agree that there are and shall be no implied warranties of merchantability, habitability, suitability, fitness for a particular purpose or of any other kind arising out of this Lease, all of which are hereby waived by Tenant, and that there are no warranties which extend beyond those expressly set forth in this Lease.
31.Limitation of Liability.
Except as expressly set forth herein, the exclusive remedy of Tenant for failure of Landlord to perform any of its obligations under this Lease shall be an action for damages against Landlord. Any liability of Landlord under this Lease shall be limited solely to its interest in the Property, and in no event shall any personal liability be asserted against Landlord, its members, or their respective members, partners, shareholders, officers, directors, agents or employees, in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord, its members, or their respective members, partners, shareholders, officers, directors, agents or employees. In no event shall Landlord be liable for consequential or special damages or any lost profits as a result of a breach or default under this Lease.
IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD:

TDC CLay, L.P., a Delaware limited partnership

By: TDC Clay GP, L.L.C., a Delaware limited liability company, its general partner

By: /s/ Carleton Riser
Name: Carleton Riser
Title: Authorized Signer

TENANT: TESCO CORPORATION, a Canadian corporation By: /s/ Julio M. Quintana Name: Julio M. Quintana Title: President

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